UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 20, 2013

Charles & Colvard, Ltd.

(Exact name of registrant as specified in its charter)

North Carolina	000-23329	56-1928817
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Perimeter Park Drive, Suite A
Morrisville, North Carolina	27560
(Address of principal executive offices)	(Zip Code)

(919) 468-0399

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 20, 2013, Charles & Colvard, Ltd. (the “Company”) obtained a $10,000,000 revolving line of credit (“Line of Credit”) from PNC Bank, National Association (“PNC Bank”) for general corporate and working capital purposes. The Line of Credit is evidenced by a Committed Line of Credit Note, dated September 20, 2013 (the “Note”), which matures on June 15, 2015. Amounts outstanding under the Note accrue interest at the 1-month LIBOR rate (adjusted daily) plus 1.50%, calculated on an actual / 360 basis and payable monthly in arrears. Amounts outstanding during an event of default accrue interest at a rate 3.00% in excess of the standard rate, and late payments are subject to a 5% late charge. The Note may be repaid in whole or in part at any time, without penalty or premium.

The Line of Credit is also governed by a loan agreement, dated September 20, 2013 (the “Loan Agreement”) and is guaranteed by Charles & Colvard Direct, LLC, and Moissanite.com, LLC, as wholly-owned subsidiaries of the Company (the “Subsidiary Guarantors”). The Line of Credit is secured by a lien on substantially all assets of the Company and the Subsidiary Guarantors.

Under the Loan Agreement, the Company is required to comply with the following financial covenants, each tested on a quarterly basis: (1) interest coverage ratio, (2) funded debt to EBITDA ratio, and (3) ratio of current assets to funded debt. The Loan Agreement contains other customary covenants and representations, including a financial reporting covenant and limitations on dividends, debt, contingent obligations, liens, loans, investments, mergers, acquisitions, divestitures, subsidiaries, and change in control.

The events of default under the Line of Credit include, without limitation, (1) a material casualty or material adverse change in the collateral value or business of the Company and the Subsidiary Guarantors and (2) an event of default under any other indebtedness of the Company or the Subsidiary Guarantors. If an event of default occurs, PNC Bank is entitled to take various enforcement actions, including acceleration of amounts due under the Note.

The Loan Agreement also contains other customary provisions, such as yield protection, expense reimbursement, and confidentiality. PNC Bank has indemnification rights and the right to assign the Line of Credit.

The foregoing description of the Line of Credit does not purport to be complete and is qualified in its entirety by reference to the Loan Agreement and the Note, copies of which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Form 8-K and are incorporated herein by reference. A copy of the press release announcing the Line of Credit is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Document

10.1	Loan Agreement, dated September 20, 2013, between Charles & Colvard, Ltd. and PNC Bank, National Association

10.2	Committed Line of Credit Note, dated September 20, 2013, by Charles & Colvard, Ltd. in favor of PNC Bank, National Association

99.1	Press Release dated September 24, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Charles & Colvard, Ltd.

September 24, 2013	By:	/s/ Kyle Macemore
Kyle Macemore
Senior Vice President and
Chief Financial Officer

Exhibit Index

Exhibit No.	Description of Document

10.1	Loan Agreement, dated September 20, 2013, between Charles & Colvard, Ltd. and PNC Bank, National Association

10.2	Committed Line of Credit Note, dated September 20, 2013, by Charles & Colvard, Ltd. in favor of PNC Bank, National Association

99.1	Press Release dated September 24, 2013